Exhibit 10.5

Execution Version

FIRST AMENDMENT TO TRANSACTION SUPPORT AGREEMENT

This FIRST AMENDMENT TO TRANSACTION SUPPORT AGREEMENT, dated as of June 9, 2020 (the “First TSA Amendment”), is entered into among the Credit Parties and certain Consenting Noteholders party hereto (such Consenting Noteholders party hereto constituting the Required Consenting Noteholders) (collectively, the “Parties”), and amends that certain Transaction Support Agreement, dated as of May 28, 2020 among the parties thereto (the “Transaction Support Agreement”).1

RECITALS

WHEREAS, prior to the date hereof, the Parties have negotiated the terms of a restructuring of the Senior Notes and the raising of additional debt capital in good faith and at arm’s length, each as set forth and as specified in the Transaction Support Agreement, the Transaction Term Sheet and the Definitive Documents (collectively, the “Transaction”).

WHEREAS, on May 28, 2020, the Parties, among others, entered into the Transaction Support Agreement, and the Agreement Effective Date occurred.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:

AGREEMENT

Amendments

.  The Transaction Term Sheet is hereby amended as follows:

(a)The section of the Transaction Term Sheet entitled “Rights Offering” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bolded-underlined text (indicated textually in the same manner as the following example: bolded-underlined text) in the following provision:

Simultaneously with the launch of the Exchange Offer, Party City will initiate a “rights offering” (the “Rights Offering”) whereby Eligible Holders who validly tender (and do not validly withdraw) their Existing Notes for exchange in the Exchange Offer will be provided the right (a “Right”) to purchase a pro rata portion of New Money First Lien Issuer Notes to be issued by the Issuer on the Settlement Date, such New Money First Lien Issuer Notes issued pursuant to the Rights Offering representing an aggregate principal amount of $~~50.0~~41.5 million and with the terms set forth in Exhibit A hereto. If more than $~~50.0~~41.5 million of Rights are subscribed in the Rights Offering, subscription amounts will be reduced on a pro rata basis.

[The remaining portion of the section of the Transaction Term Sheet entitled
“Rights Offering” is intentionally omitted as unchanged pursuant to this First TSA Amendment.]

(b)The section of the Transaction Term Sheet entitled “New Money First Lien Issuer Notes Financing; Backstop and Private Placement Agreement; Private Placement Commitment Agreement” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bolded-underlined text

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Support Agreement.

(indicated textually in the same manner as the following example: bolded-underlined text) in the following provisions:

Consenting Noteholders that wish to participate in the Rights Offering and purchase additional New Money First Lien Issuer Notes over and above the amount they may purchase in the Rights Offering (such parties identified on Schedule I hereto or in the Backstop Agreement and Private Placement Agreement (as defined below), as applicable, the “Backstop Parties”) will agree in the Transaction Support Agreement to, and will enter into a backstop and private placement agreement with Party City, the Issuer and their applicable subsidiaries prior to the Commencement Date (the “Backstop and Private Placement Agreement”), purchase $41.5 million of New Money First Lien Issuer Notes. ~~Party City, the Issuer and the Consenting Noteholders shall work together in good faith to identify and sign up additional Backstop Parties to increase such commitment to $50.0 million of New Money First Lien Issuer Notes prior to the Commencement Date. If so increased, t~~The Backstop and Private Placement Agreement will include a $~~50.0~~41.5 million commitment by the Backstop Parties to purchase the amount of New Money First Lien Issuer Notes which may be issued in the Rights Offering, representing the aggregate amount the Backstop Parties may purchase in the Rights Offering plus an additional amount of New Money First Lien Issuer Notes which are otherwise available to be purchased in the Rights Offering but for which applicable Rights have not been exercised by other Eligible Holders.

Additionally, certain parties that do not own Existing Notes and that wish to purchase New Money First Lien Issuer Notes directly from the Issuer (such parties identified on Schedule II hereto or in the Backstop ~~Agreement~~ and Private Placement Agreement, as applicable, the “Private Placement Parties”) will also enter into the Backstop and Private Placement Agreement. The Backstop and Private Placement Agreement will include a commitment by such Private Placement Parties to purchase $~~40.0~~58.5 million of New Money First Lien Issuer Notes in a private transaction exempt from the registration requirements of the Securities Act (the “Private Placement”). Prior to entering into the Backstop and Private Placement Agreement, the Private Placement Parties will enter into a private placement commitment agreement with Party City, the Issuer and their applicable subsidiaries ~~concurrently with or prior to the execution of the Transaction Support Agreement~~ (the “Private Placement Commitment Agreement”) with respect to the Private Placement. The Private Placement Commitment Agreement will be superseded by ~~(but will not be inconsistent with) the Backstop and Private Placement Agreement, and the Private Placement Commitment Agreement~~ and will cease to be of any effect upon the execution of the Backstop and Private Placement Agreement. ~~Party City, the Issuer, the Consenting Noteholders and the Private Placement Parties shall work together in good faith to identify and sign up additional Private Placement Parties to increase such commitment to $50.0 million of New Money First Lien Issuer Notes prior to the Commencement Date~~.

The respective commitments to purchase New Money First Lien Issuer Notes in the Backstop and Private Placement Agreement, ~~in each case assuming an increase to $50.0 million~~ (~~to~~ which, for the avoidance of doubt, shall be $100.0 million in the aggregate), are collectively referred to as the “Commitments.” The purchase of $100.0 million of New Money First Lien Issuer Notes (i) by Eligible Holders pursuant to the Rights Offering and by the Backstop Parties of any unsubscribed amounts of the Rights Offering and (ii) by the Private Placement Parties in the Private Placement is together referred to herein as the “New Money First Lien Issuer Notes Financing.”

As consideration for entering into the Backstop and Private Placement Agreement and providing their respective Commitments, Party City will pay to each of the Backstop Parties (x) its pro rata portion of an aggregate premium of $5.~~0~~275 million in the form of New Money First Lien Issuer Notes plus (y) its pro rata portion of an aggregate premium of $5.0 million in the form of First Lien Party City Exchange Notes.

As consideration for entering into the Backstop and Private Placement Agreement (and, initially, the Private Placement Commitment Agreement~~, if applicable~~) and providing their respective Commitments, Party City will pay to each of the Private Placement Parties ~~its pro rata~~ an agreed portion of an aggregate premium of $~~5.0~~4.725 million in the form of New Money First Lien Issuer Notes (the “Private Placement Fee”). Any additional consideration beyond the Private Placement Fee provided to the Private Placement Parties shall also be offered to the Backstop Parties.

(c)Schedule II to the Transaction Term Sheet entitled “Private Placement Parties” is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bolded-underlined text (indicated textually in the same manner as the following example: bolded-underlined text):

SCHEDULE II

Private Placement Parties

Name	Principal Amount of New Money First Lien Issuer Notes

Effectiveness of this First TSA Amendment

.  Pursuant to Section 17(a) of the Transaction Support Agreement, this First TSA Amendment shall be effective upon the date counsel to the Parties have received signature pages hereto signed by the Credit Parties and the Required Consenting Noteholders.  If the Company attaches a copy of this First TSA Amendment to (i) a Form 8-K or any periodic report required or permitted to be filed by the Company under the Exchange Act with the SEC or (ii) a press release that results in prompt public dissemination of such information, the Company will redact any reference to a specific Consenting Noteholder or its holdings information, including the signature pages hereto.

Section 3.Effect of this First TSA Amendment on the Transaction Support Agreement.  Except as specifically amended or waived hereby, the terms and provisions of the Transaction Support Agreement are in all other respects ratified and confirmed and remain in full force and effect without modification or limitation.  No reference to this First TSA Amendment need be made in any notice, writing or other communication relating to the Transaction Support Agreement, and any such reference to the Transaction Support Agreement shall be deemed a reference thereto as amended by this First TSA Amendment.  This First TSA Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed or construed (i) to be a consent granted pursuant to, or a waiver (except for the specific waivers set forth above), modification or forbearance of, any term or condition of the Transaction Support Agreement, any of the instruments or agreements referred to therein or a waiver of any breach under the Transaction Support Agreement, or (ii) to prejudice any right or remedy which the Consenting Noteholders or any of the Credit Parties may now have or have in the future under or in connection with the Transaction Support Agreement, or any of the instruments or agreements referred to therein, as applicable.

Section 4.Governing Law.  Section 21 of the transaction support agreement shall apply MUTATIS MUTANDIS to this first tsa amendment in full force and effect.

Section 5.Counterparts; Electronic Execution.  This First TSA Amendment may be executed in one or more counterparts, each of which, when so executed, shall constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

Section 6.Reference to the Transaction Support Agreement.  All references to the “Transaction Support Agreement”, “hereunder”, “hereof” or words of like import in the Transaction Support Agreement shall mean and be a reference to the Transaction Support Agreement as modified hereby and as may in the future be amended, restated, supplemented or modified from time to time.

Section 7.Breach of this First TSA Amendment.  This First TSA Amendment shall be part of the Transaction Support Agreement and a breach of any representation, warranty or covenant herein shall constitute a breach under the Transaction Support Agreement.

IN WITNESS WHEREOF, this First Amendment to the Transaction Support Agreement has been duly executed as of the date first written above.

PARTY CITY HOLDCO INC.

PARTY CITY HOLDINGS INC.

PARTY CITY CORPORATION

AMSCAN INC.

ANAGRAM INTERNATIONAL INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC.

PARTY HORIZON INC.

TRISAR, INC.

PC INTERMEDIATE HOLDINGS INC.

By: _/s/ Todd Vogensen___________________
Name: Todd Vogensen
Title: Chief Financial Officer

AM-SOURCE, LLC

AMSCAN NM LAND, LLC

AMSCAN PURPLE SAGE, LLC

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

By: _/s/ Todd Vogensen___________________
Name: Todd Vogensen
Title: Authorized Officer

[Signature Page to First Amendment to the Transaction Support Agreement]

IN WITNESS WHEREOF, this First Amendment to the Transaction Support Agreement has been duly executed as of the date first written above.

[Name of Consenting Noteholder]

By: ______________________________________
Name:
Title:

Holdings: $__________________ of 2023 Notes

Holdings: $__________________ of 2026 Notes

Holdings: $_______________ of Senior Credit Facilities Claims

Holdings: _______________ shares of HoldCo stock

[Signature Page to First Amendment to the Transaction Support Agreement]